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                                                                     EXHIBIT 3.1




                             ARTICLES OF RESTATEMENT
                                       OF
                     UNITED STATES TELECOMMUNICATIONS, INC.

                  United States Telecommunications, Inc., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), hereby certifies through its undersigned authorized representative as follows:

I. The name of the Corporation is United States Telecommunications, Inc. The Corporation was originally incorporated by virtue of its Articles of Incorporation filed with the Secretary of State of the State of Florida on November 19, 1997. Articles of Amendment to the Articles of Incorporation were filed with the Secretary of State of the State of Florida on September 2, 1998.

II. Pursuant to Section 607.1006 of the Florida Business Corporation Act, the Corporation does hereby amend and restate its Articles of Incorporation by virtue of the Amended and Restated Articles of Incorporation of the Corporation annexed hereto and made a part hereof.

III. The annexed Amended and Restated Articles of Incorporation contains amendments to the Articles of Incorporation of the Corporation requiring shareholder approval pursuant to Section 607.1003 of the Florida Business Corporation Act.

IV. Pursuant to Section 607.1003 of the Florida Business Corporation Act, these Articles of Restatement and the annexed Amended and Restated Articles of Incorporation were adopted by the Board of Directors of the Corporation by written consent dated October 11, 1999 and by the shareholders of the Corporation by written consent dated October 11, 1999.


Dated: October 11, 1999

                                       UNITED STATES TELECOMMUNICATIONS,
                                       INC.

                                        /s/ Richard Pollara
                                       ----------------------------------------
                                       President



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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                     UNITED STATES TELECOMMUNICATIONS, INC.

                                    ARTICLE I

         The name of the Corporation is "United States Telecommunications, Inc."

                                   ARTICLE II

         The street address and mailing address of the principal office of the Corporation is:

                           Suite 118
                           5251 110th Avenue North
                           Clearwater, Florida 33760

                                   ARTICLE III

                            PART A. AUTHORIZED SHARES

         The total number of shares of stock which the Corporation has authority to issue is 300,000,000 shares consisting of:

                  (i) 200,000,000 shares of Preferred Stock, par value $0.10 per share (the "Preferred Stock"), of which 40,000,000 shares shall be designated the "Class A Preferred Stock"; and

                  (ii) 100,000,000 shares of Common Stock, no par value per share (the "Common Stock).

         The Preferred Stock and the Common Stock are herein collectively referred to as the "Stock." The Class A Preferred Stock shall have the preferences, limitations and relative rights as set forth in Part B of this
Article III hereof. The Board of Directors of the Corporation shall have the authority to determine the preferences, limitations and relative rights of the shares of any other class of Preferred Stock prior to the issuance of any such shares.

                         PART B. Class A Preferred Stock

                  Section 1.        Dividends

                  The holders of the shares of Class A Preferred Stock shall be entitled to receive, and the Corporation shall be bound to pay thereon, preferential noncumulative dividends, as and when declared by the Board of Directors, out of funds legally available therefor as determined



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pursuant and subject to the provisions of the Florida Business Corporation Act, at a percentage rate per share per annum in respect of each share of Class A Preferred Stock as determined by the Board of Directors, payable during each calendar year on such days and dates as shall be determined by the Board of Directors of the Corporation, before any dividends shall be declared or paid upon or set apart for the holders of shares of Common Stock. If no dividends are declared by the Board of Directors, no dividends shall be due and payable to the holders of the shares of Class A Preferred Stock.

                  Section 2.        Liquidation

                  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation (whether from capital or surplus or both) the par value amount of their shares of Class A Preferred Stock plus any declared and unpaid dividends before distribution shall be made to the holders of the shares of Common Stock; thereafter, the holders of the shares of Common Stock shall be entitled to participate ratably on a per share basis in the distribution of the remaining assets. If, upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the shares of Class A Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation shall be distributed ratably among the holders of the shares of Class A Preferred Stock. The foregoing provisions of this paragraph shall not, however, be deemed to require the distribution of assets among the holders of the shares of Class A Preferred Stock and the holders of the shares of Common Stock in the event of a consolidation, merger, lease or sale, which does not in fact result in the liquidation or winding up of the enterprise.

                  Section 3.        Voting

                  The holders of the shares of Class A Preferred Stock shall have voting power identical to that of the shares of Common Stock and shall vote with the share of Common Stock as one voting class. The holders of the shares of Class A Preferred Stock shall have the right to participate in any meeting of the shareholders and shall be entitled to any notice of any such meeting and shall be considered shareholders for the purpose of any election, meeting, consent or waiver of notice, under the provisions of any law now in force or which may hereafter be enacted.

                              PART C. COMMON STOCK

                  Section 1.        Dividends

                  Subject to the provisions of the Class A Preferred Stock set forth in Section 1 of Part B of this Article III, the holder of Common Stock shall be entitled to receive dividends ratably on a per share basis out of funds legally available therefor as determined pursuant and



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subject to the provisions of the Florida Business Corporation Act at such times and in such amounts as the Board of Directors may determine in their sole discretion.

                  Section 2.        Liquidation

                  Subject to the provisions of the Class A Preferred Stock set forth in Section 2 of Part B of this Article III, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. The foregoing provisions of this paragraph shall not, however, be deemed to require the distribution of assets among the holders of the shares of Common Stock in the event of a consolidation, merger, lease or sale, which does not in fact result in the liquidation or winding up of the enterprise.

                  Section 3.        Voting

                  Except as otherwise required by applicable law, the holders of the Common Stock shall be entitled to one vote per share on all matters to be voted on by the shareholders of the Corporation.

                                   ARTICLE IV

         The street address of the registered office of the Corporation is:

                          Suite 118
                          5251 110th Avenue North
                          Clearwater, Florida 33760

         The registered agent of the Corporation at such address is Richard Pollara. The written acceptance of the said registered agent, as required by the provisions of Section 607.0501(3) of the Florida Business Corporation Act, is set forth following the signature of the undersigned and is made a part of these Amended and Restated Articles of Incorporation.

                                    ARTICLE V

         The number of directors which shall constitute the whole Board of Directors of the Corporation shall be determined pursuant to the Bylaws of the Corporation as provided therein.

                                   ARTICLE VI

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided however, that this Article VI shall not eliminate nor limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its shareholders, (ii) for



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acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0831 of the Florida Business Corporation Act or (iv) for any transaction from which such director derived an improper personal benefit. If the Florida Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director under the Corporation shall be eliminated or limited to the full extent permitted by the Florida Business Corporation Act, as so amended. No amendment to or repeal of this
Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring at the time of or prior to such amendment or repeal. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing under these Amended and Restated Articles of Incorporation.

                                   ARTICLE VII

         The Corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify directors from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which directors may be entitled under any provision of the Bylaws, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity as director and as to action in another capacity, including without limitation, as an officer or employee of the Corporation, while serving as a director and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation may, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all person whom it shall have the power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified by may be entitled under any provisions of the bylaws, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity as to action in another capacity whiled holding such office and shall continue as to a person who has ceased to be an officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation on the 11th day of October, 1999.


                                        /s/ Richard Pollara
                                        -------------------------------------
                                        President





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